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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 3 to the Registration Statement on Form S-4 (No. 33-54263) of Tele-Communications, Inc. of our report dated February 4, 1994 relating to the consolidated financial statements of TeleCable Corporation and subsidiaries, which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Price Waterhouse LLP
Price Waterhouse LLP


Norfolk, Virginia
December 27, 1995